Miranda Hunter (Investor Contact):	(441) 205-2635;	investorrelations@axiscapital.com
Joe Cohen (Media Contact):	(212) 715-3524;	joseph.cohen@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $173 MILLION, or $2.01 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $200 MILLION, or $2.33 PER DILUTED COMMON SHARE

For the first quarter of 2023, the Company reports:
•Annualized return on average common equity ("ROACE") of 16.2% and annualized operating ROACE of 18.8%
•Book value per diluted common share of $50.31

Pembroke, Bermuda, April 26, 2023 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the first quarter ended March 31, 2023.

Commenting on the first quarter 2023 financial results, Albert Benchimol, President and CEO of AXIS Capital said:

"AXIS once again delivered strong performance as we continued to advance our strategy to achieve specialty leadership, demonstrating resilience despite dynamic market conditions that included turbulence in the financial markets and heightened weather and cat activity. In the first quarter, we produced very good results across our core metrics that included a combined ratio of 91%, operating income of $200 million, and record operating income per diluted common share of $2.33.

"As I prepare to complete my tenure as CEO of AXIS, following nearly 13 years with the Company, it is gratifying to see the continued progress in our performance following years of hard work to reposition the business to a more focused specialist underwriter, well positioned to consistently deliver profitable results. I have complete confidence that the best is yet to come for AXIS. In Vince Tizzio, we have the right leader to take the Company to the next level."

Vince Tizzio, CEO Specialty Insurance and Reinsurance of AXIS Capital – and future President and CEO, effective May 4, 2023, added:

"With a clear focus on delivering sustainable value creation to our shareholders, we continued to drive strong growth in our priority markets while capitalizing on favorable market conditions that included a general resurgence in pricing momentum across the majority of our lines. Our Specialty Insurance business delivered record first quarter production, generating $1.4 billion in gross written premiums, a combined ratio of 87% and underwriting profit of $103 million.

"Our Reinsurance business contributed a combined ratio of 91% and $36 million of underwriting profit as we further transitioned the business to a specialist reinsurer with a smaller and less volatile book of business.

"Looking to the future, I feel confident about the growth potential for the business and believe that AXIS is on a positive trajectory toward achieving its place as a specialty leader defined by the strength of our underwriting and the value that we provide to our customers and shareholders."
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Results*

•Net income available to common shareholders for the first quarter of 2023 was $173 million, or $2.01 per diluted common share, compared to net income available to common shareholders of $142 million, or $1.65 per diluted common share, for the first quarter of 2022.
•Operating income1 for the first quarter of 2023 was $200 million, or $2.33 per diluted common share1, compared to operating income of $180 million, or $2.09 per diluted common share, for the first quarter of 2022.
•Book value per diluted common share of $50.31, an increase of $3.36, or 7.2%, compared to December 31, 2022, driven by net income and net unrealized gains reported in other comprehensive income (loss), partially offset by common share dividends declared.
•Our fixed income portfolio book yield was 3.7% at March 31, 2023, compared to 2.1% at March 31, 2022. The market yield was 5.4% at March 31, 2023.
•Net investment income for the first quarter of 2023 was $134 million, compared to $91 million, for the first quarter of 2022, attributable to an increase in income from fixed maturities due to increased yields.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share of $56.64 at March 31, 2023, compared to $55.49 at December 31, 2022 and $55.78 at March 31, 2022.
•Adjusted for dividends declared, book value per diluted common share increased by $3.80, or 8.1%, compared to December 31, 2022.
•Adjusted for dividends declared, book value per diluted common share increased by $0.08, or 0.2%, over the past twelve months.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Consolidated Underwriting Highlights2

•Gross premiums written decreased by $253 million, or 10% ($211 million, or 8%, on a constant currency basis3), to $2.4 billion with a decrease of $341 million, or 26%, in the reinsurance segment, partially offset by an increase of $88 million, or 7%, in the insurance segment.
•Net premiums written decreased by $205 million, or 11% ($164 million, or 9%, on a constant currency basis3), to $1.6 billion with a decrease of $243 million, or 25%, in the reinsurance segment, partially offset by an increase of $39 million, or 5%, in the insurance segment.

	Three months ended March 31,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	55.8%	54.2%	1.6	pts
Catastrophe and weather-related losses ratio	3.1%	4.7%	(1.6	pts)
Current accident year loss ratio	58.9%	58.9%	—	pts
Prior year reserve development ratio	(0.3%)	(0.7%)	0.4	pts
Net losses and loss expenses ratio	58.6%	58.2%	0.4	pts
Acquisition cost ratio	18.7%	19.7%	(1.0	pts)
General and administrative expense ratio	13.6%	13.5%	0.1	pts
Combined ratio	90.9%	91.4%	(0.5	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.1%	87.4%	0.7	pts
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 1.6 points in the first quarter, compared to the same period in 2022, principally due to changes in business mix associated with the exit from catastrophe and property lines of business.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $38 million ($32 million, after-tax), (Insurance: $24 million; Reinsurance: $13 million), or 3.1 points, primarily attributable to New Zealand floods, Cyclone Gabrielle, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $60 million, (Insurance: $33 million; Reinsurance: $27 million), or 4.7 points in 2022, including $30 million, or 2.3 points attributable to the Russia-Ukraine war.
•Net favorable prior year reserve development was $4 million (Insurance: $1 million; Reinsurance: $3 million), compared to $9 million (Insurance: $7 million; Reinsurance: $2 million) in 2022.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended March 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$1,415,612	$1,327,264	6.7%
Net premiums written	882,576	843,912	4.6%
Net premiums earned	816,456	752,816	8.5%
Underwriting income	103,355	94,391	9.5%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.2%	50.5%	1.7	pts
Catastrophe and weather-related losses ratio	3.0%	4.3%	(1.3	pts)
Current accident year loss ratio	55.2%	54.8%	0.4	pts
Prior year reserve development ratio	(0.1%)	(0.9%)	0.8	pts
Net losses and loss expenses ratio	55.1%	53.9%	1.2	pts
Acquisition cost ratio	18.0%	18.4%	(0.4	pts)
Underwriting-related general and administrative expense ratio	14.2%	15.2%	(1.0	pts)
Combined ratio	87.3%	87.5%	(0.2	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.4%	84.1%	0.3	pts
•Gross premiums written increased by $88 million, or 7%, primarily attributable to increases in property, liability and cyber lines due to favorable rate changes and new business, and accident and health lines due to new business, partially offset by a decrease in professional lines due to changing market dynamics.
•Net premiums written increased by $39 million, or 5% ($47 million, or 6%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, partially offset by slightly higher ceded ratios associated with changes in business mix due to increases in property and liability lines of business written in recent periods.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 1.7 points in the first quarter, compared to the same period in 2022, principally due to heightened loss trends in liability lines consistent with changes in loss assumptions reflected in recent periods.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $24 million, or 3.0 points, primarily attributable to New Zealand floods, Cyclone Gabrielle, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $33 million in 2022.
•The acquisition cost ratio decreased by 0.4 points in the first quarter, compared to the same period in 2022, primarily related to a decrease in variable acquisition costs associated with property lines.
•The underwriting-related general and administrative expense ratio decreased by 1.0 point in the first quarter, compared to the same period in 2022, mainly driven by an increase in net premiums earned.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended March 31,
($ in thousands)	2023	2022	Change
Gross premiums written	$966,364	$1,307,344	(26.1%)
Net premiums written	725,780	968,960	(25.1%)
Net premiums earned	413,743	505,430	(18.1%)
Underwriting income	36,011	44,401	(18.9%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	63.0%	59.7%	3.3	pts
Catastrophe and weather-related losses ratio	3.3%	5.4%	(2.1	pts)
Current accident year loss ratio	66.3%	65.1%	1.2	pts
Prior year reserve development ratio	(0.8%)	(0.4%)	(0.4	pts)
Net losses and loss expenses ratio	65.5%	64.7%	0.8	pts
Acquisition cost ratio	20.1%	21.7%	(1.6	pts)
Underwriting-related general and administrative expense ratio	5.8%	6.1%	(0.3	pts)
Combined ratio	91.4%	92.5%	(1.1	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.9%	87.5%	1.4	pts
•Gross premiums written decreased by $341 million, or 26% ($309 million, or 24%, on a constant currency basis). The decrease in catastrophe and property lines was associated with the exit from these lines of business in June 2022. The decrease in marine and aviation was due to non-renewals of marine business and the exit from the aviation business effective January 1, 2023. In our ongoing specialty lines, decreases in liability, and accident and health lines were partially offset by an increase in credit and surety lines. The decrease in liability lines was primarily due to non-renewals of U.S. regional multi-line business following the exit from catastrophe and property lines of business. The decrease in accident and health lines was due to timing differences, decreased line sizes and premium adjustments. The increase in credit and surety lines was primarily driven by new business
•Net premiums written decreased by $243 million, or 25% ($211 million, or 22%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 3.3 points in the first quarter, compared to the same period in 2022, principally due to the exit from catastrophe and property lines of business, partially offset by improved loss experience in marine and aviation lines, and changes in business mix due to the increase in credit and surety lines of business written in the period which carry a lower loss ratio.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $13 million, or 3.3 points, primarily attributable to New Zealand floods, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $27 million in 2022.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•The acquisition cost ratio decreased by 1.6 points in the first quarter, compared to the same period in 2022, primarily related to the impact of retrocessional contracts, and adjustments attributable to loss-sensitive features mainly in motor lines, partially offset by changes in business mix associated with the exit from catastrophe and property lines of business.
•The underwriting-related general and administrative expense ratio decreased by 0.3 points in the first quarter, compared to the same period in 2022, mainly driven by a decrease in personnel costs associated with the exit from catastrophe and property lines of business, partially offset by a decrease in net premiums earned and a decrease in fees related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $134 million increased from $91 million for the first quarter of 2022, attributable to an increase in income from fixed maturities due to increased yields.

Net realized and unrealized losses recognized in net income for the first quarter were $20 million, compared to $95 million for the first quarter of 2022, and included net unrealized gains of $24 million ($20 million excluding foreign exchange movements), due to an increase in the market value of our equity securities portfolio during the quarter.

Pre-tax total return on cash and investments5 was 2.0%, including foreign exchange movements (1.9% excluding foreign exchange movements6), compared to the prior year pre-tax total return of (2.7%), including foreign exchange movements ((2.6%) excluding foreign exchange movements).

Net unrealized gains, pre-tax of $213 million ($191 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of our fixed maturities portfolio, compared to net unrealized losses, pre-tax of $455 million ($439 million excluding foreign exchange movements) recognized during the first quarter of 2022.

Our fixed income portfolio book yield was 3.7% at March 31, 2023, compared to 2.1% at March 31, 2022, and 3.5% at December 31, 2022. The market yield was 5.4% at March 31, 2023.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $19 million and $(28) million for the three months ended March 31, 2023 and 2022, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	March 31,	December 31,
($ in thousands)	2023	2022	Change
Total capital[7]	$6,272,887	$5,952,224	$320,663
•Total capital of $6.3 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.0 billion at December 31, 2022, with the increase driven by net unrealized gains reported in other comprehensive income (loss) following an increase in the market value of our fixed maturities portfolio, and net income, partially offset by common share dividends declared.
•At March 31, 2023, we had $100 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2023.

Book Value per diluted common share

	March 31,	December 31,	March 31,
	2023	2022	2022
Book value per diluted common share[8]	$50.31	$46.95	$51.97
•Dividends declared were $0.44 per common share in the current quarter and $1.74 per common share over the past twelve months.

	Three months ended		Twelve months ended
	March 31, 2023		March 31, 2023
	Change	% Change	Change	% Change
Book value per diluted common share	$3.36	7.2%	$(1.66)	(3.2%)
Book value per diluted common share - adjusted for dividends declared	$3.80	8.1%	$0.08	0.2%
•Book value per diluted common share increased by $3.36 in the quarter, driven by net income and net unrealized gains reported in other comprehensive income (loss), partially offset by common share dividends declared.
•Book value per diluted common share decreased by $1.66 over the past twelve months, driven by net unrealized losses reported in other comprehensive income (loss), and common share dividends declared, partially offset by net income.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $56.64.
•Adjusted for dividends declared, the book value per diluted common share increased by $3.80 for the quarter, and increased by $0.08 over the past twelve months.

7 Total capital represents the sum of total shareholders' equity and debt.
8 Calculated on a treasury stock basis
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, April 27, 2023 at 9:30 a.m. (EDT) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 3089941 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 8475853. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended March 31, 2023 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $5.0 billion at March 31, 2023, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	2023	2022

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,627,555	$11,326,894
Fixed maturities, held to maturity, at amortized cost	716,768	698,351
Equity securities, at fair value	573,916	485,253
Mortgage loans, held for investment, at fair value	634,470	627,437
Other investments, at fair value	1,008,887	996,751
Equity method investments	146,083	148,288
Short-term investments, at fair value	70,416	70,310
Total investments	14,778,095	14,353,284
Cash and cash equivalents	816,917	751,415
Restricted cash and cash equivalents	362,378	423,238
Accrued interest receivable	97,983	94,418
Insurance and reinsurance premium balances receivable	3,119,158	2,733,464
Reinsurance recoverable on unpaid losses and loss expenses	5,823,417	5,831,172
Reinsurance recoverable on paid losses and loss expenses	593,013	539,676
Deferred acquisition costs	560,173	473,569
Prepaid reinsurance premiums	1,632,513	1,550,370
Receivable for investments sold	7,079	16,052
Goodwill	100,801	100,801
Intangible assets	195,071	197,800
Operating lease right-of-use assets	88,155	92,214
Other assets	390,224	438,338
Total assets	$28,564,977	$27,595,811

Liabilities
Reserve for losses and loss expenses	$15,314,644	$15,168,863
Unearned premiums	4,821,775	4,361,447
Insurance and reinsurance balances payable	1,574,608	1,522,764
Debt	1,312,658	1,312,314
Federal Home Loan Bank advances	85,790	81,388
Payable for investments purchased	78,711	19,693
Operating lease liabilities	99,130	102,577
Other liabilities	317,432	386,855
Total liabilities	23,604,748	22,955,901

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,347,637	2,366,253
Accumulated other comprehensive income (loss)	(571,896)	(760,300)
Retained earnings	6,381,201	6,247,022
Treasury shares, at cost	(3,748,919)	(3,765,271)
Total shareholders' equity	4,960,229	4,639,910

Total liabilities and shareholders' equity	$28,564,977	$27,595,811

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three months ended March 31,
	2023	2022

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,230,199	$1,258,246
Net investment income	133,771	91,355
Net investment losses	(20,190)	(94,508)
Other insurance related income	577	6,693
Total revenues	1,344,357	1,261,786

Expenses
Net losses and loss expenses	720,642	732,699
Acquisition costs	230,373	248,352
General and administrative expenses	166,811	169,041
Foreign exchange losses (gains)	8,710	(44,273)
Interest expense and financing costs	16,894	15,564
Amortization of intangible assets	2,729	2,729
Total expenses	1,146,159	1,124,112

Income before income taxes and interest in income (loss) of equity method investments	198,198	137,674
Income tax expense	(15,896)	(24)
Interest in income (loss) of equity method investments	(2,205)	11,550
Net income	180,097	149,200
Preferred share dividends	7,563	7,563
Net income available to common shareholders	$172,534	$141,637

Per share data
Earnings per common share:
Earnings per common share	$2.03	$1.67
Earnings per diluted common share	$2.01	$1.65
Weighted average common shares outstanding	84,864	84,961
Weighted average diluted common shares outstanding	85,853	85,808
Cash dividends declared per common share	$0.44	$0.43

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,415,612	$966,364	$2,381,976	$1,327,264	$1,307,344	$2,634,608
Net premiums written	882,576	725,780	1,608,356	843,912	968,960	1,812,872
Net premiums earned	816,456	413,743	1,230,199	752,816	505,430	1,258,246
Other insurance related income	54	523	577	82	6,611	6,693
Net losses and loss expenses	(449,467)	(271,175)	(720,642)	(405,745)	(326,954)	(732,699)
Acquisition costs	(147,058)	(83,315)	(230,373)	(138,812)	(109,540)	(248,352)
Underwriting-related general and
administrative expenses(9)	(116,630)	(23,765)	(140,395)	(113,950)	(31,146)	(145,096)
Underwriting income(10)	$103,355	$36,011	139,366	$94,391	$44,401	138,792

Net investment income			133,771			91,355
Net investment losses			(20,190)			(94,508)
Corporate expenses(9)			(26,416)			(23,945)
Foreign exchange (losses) gains			(8,710)			44,273
Interest expense and financing costs			(16,894)			(15,564)
Amortization of intangible assets			(2,729)			(2,729)
Income before income taxes and interest in income (loss) of equity method investments			198,198			137,674
Income tax expense			(15,896)			(24)
Interest in income (loss) of equity method investments			(2,205)			11,550
Net income			180,097			149,200
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$172,534			$141,637

Net losses and loss expenses ratio	55.1%	65.5%	58.6%	53.9%	64.7%	58.2%
Acquisition cost ratio	18.0%	20.1%	18.7%	18.4%	21.7%	19.7%
General and administrative expense ratio	14.2%	5.8%	13.6%	15.2%	6.1%	13.5%
Combined ratio	87.3%	91.4%	90.9%	87.5%	92.5%	91.4%

9 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $26 million and $24 million for the three months ended March 31, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
10 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented in the table above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three months ended March 31,
	2023	2022
	(in thousands, except per share amounts)

Net income available to common shareholders	$172,534	$141,637
Net investment (gains) losses (11)	20,190	94,508
Foreign exchange losses (gains)(12)	8,710	(44,273)
Interest in (income) loss of equity method investments(13)	2,205	(11,550)
Income tax benefit	(3,585)	(497)
Operating income	$200,054	$179,825

Earnings per diluted common share	$2.01	$1.65
Net investment (gains) losses	0.24	1.10
Foreign exchange losses (gains)	0.10	(0.52)
Interest in (income) loss of equity method investments	0.03	(0.13)
Income tax benefit	(0.05)	(0.01)
Operating income per diluted common share	$2.33	$2.09

Weighted average diluted common shares outstanding	85,853	85,808

Average common shareholders' equity	$4,250,070	$4,715,599

Annualized return on average common equity	16.2%	12.0%

Annualized operating return on average common equity(14)	18.8%	15.3%

11 Tax expense (benefit) of ($1,528) and ($13,313) for the three months ended March 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
12 Tax expense (benefit) of ($2,057) and $12,816 for the three months ended March 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
13 Tax expense (benefit) of $nil for the three months ended March 31, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure, is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
•the adverse impact of inflation;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•difficulties with technology and/or data security;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;

COVID-19
•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains) and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

(loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com